Exhibit 99.1

Lisata Therapeutics Enters into Definitive Agreement to be Acquired by
Kuva Labs, Inc.
Each Lisata stockholder to receive $5.00 per share in cash payable at closing plus one contingent value right for a potential additional cash payment of $1.00 per share
Board of directors unanimously approved the transaction and recommends that stockholders tender their shares
Transaction expected to close in the second quarter of 2026
BASKING RIDGE, NJ (March 6, 2026) – Lisata Therapeutics, Inc. (Nasdaq: LSTA) (“Lisata” or the “Company”), a clinical-stage pharmaceutical company developing innovative therapies for the treatment of advanced solid tumors and other serious diseases, today announced that it has entered into a definitive agreement to be acquired by Kuva Labs Inc. (”Kuva”), a privately-held company.
Details of the Transaction
Under the terms of the merger agreement, Kuva will commence a tender offer to acquire all the issued and outstanding shares of common stock of the Company for $5.00 per share in cash payable at closing plus one contingent value right (“CVR”) per share (the “Transaction”). The CVR entitles the holders of record to receive an additional cash payment of $1.00 per share if a New Drug Application or similar registration is filed or formally accepted for review by the FDA or any governmental authority in any jurisdiction with respect to any pharmaceutical product that contains or incorporates the product candidate referred to as of the date of the merger agreement as certepetide for any indication or patient population prior to the earlier of (a) 11:59 p.m. New York City Time on the seventh (7th) anniversary of the closing date, and (b) termination of the CVR agreement. Should the relevant milestone not be met, then no additional consideration will be payable to the holders of the CVRs in relation to such milestone.
The Transaction is subject to customary offer conditions contained in the merger agreement that will be filed with the SEC, including the tender of a majority of the outstanding shares of the Company’s capital stock. The merger agreement does not include a financing condition. The Transaction is expected to close in the second quarter of 2026, subject to satisfaction of the offer conditions. If the tender offer closes, then Kuva would acquire the untendered shares and convertible securities of the Company through a second-step merger for the same consideration.
Following completion of the Transaction, Lisata will become part of Kuva, a privately-held company, and its common stock will be delisted from the Nasdaq Capital Market. Lisata will also apply to deregister its common stock and cease to be a reporting company under the United States Securities Exchange Act of 1934, as amended.
Board of Directors Recommendation
Following a comprehensive strategic review and thorough evaluation conducted with the assistance of its independent legal and financial advisors, the Lisata board of directors has unanimously determined that the definitive agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of Lisata and its stockholders. The board of directors has duly authorized and approved the execution and delivery of the merger agreement and unanimously recommends that all stockholders accept the offer and tender their shares.
Advisors
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. is serving as legal counsel to Lisata and H.C. Wainwright & Co. acted as financial advisor to Lisata. Goodwin Procter LLP is acting as legal counsel to Kuva.
About Lisata Therapeutics
Lisata Therapeutics is a clinical-stage pharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies for the treatment of advanced solid tumors and other major diseases. Lisata’s cyclic peptide product candidate, certepetide, is an investigational drug designed to activate a novel uptake pathway that allows co-administered or tethered anti-cancer drugs to selectively target and penetrate solid tumors more effectively. Lisata has already established noteworthy commercial and R&D partnerships based on its CendR Platform® technology. For a comprehensive overview of certepetide's mechanism of action, please view our informative short film. For more information on the Company and to access the short film, please visit www.lisata.com.
About Kuva Labs
Kuva Labs is a preclinical bioscience company developing the proprietary NanoMark™ direct MR imaging platform. Kuva was founded in 2019, after its founders experienced tragic losses in cancer cases which could have been prevented with better tools. Kuva is seeking to transform the way cancer is seen and ultimately treated. This technology enables the selective and unambiguous imaging of solid tumors with the highest contrast and spatial resolution without the use of ionizing radiation. This information speeds both accurate diagnosis and treatment - delivering better and quicker clinical intervention and better overall outcomes. For more information, please visit www.kuvalabs.com.
Additional Information and Where to Find It
The tender offer referred to in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Kuva and Kuva Acquisition Corp., a wholly owned subsidiary of Kuva (“Purchaser”) will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Kuva and Purchaser will cause to be filed a tender offer statement on Schedule TO with the SEC, and Lisata will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.
THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF LISATA ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER.
Both the tender offer statement and the solicitation/recommendation statement will be mailed to Lisata’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Lisata by accessing https://ir.lisata.com or by contacting Investor Relations at 908-842-0084. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.
LISATA’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.
Cautionary Note Regarding Forward-Looking Statements
This document includes forward-looking statements that are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, statements regarding the proposed acquisition of Lisata by Kuva, the expected timetable for completing the transaction, and Lisata’s future financial or operating performance. These forward-looking statements typically can be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed acquisition of Lisata by Kuva, similar transactions, prospective performance, future plans, events, expectations, objectives, opportunities, and the outlook for Lisata; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties; accordingly, investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially due to several factors. Factors that could cause future results to differ materially include: risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur; uncertainties as to how many of Lisata’s stockholders will tender their shares in the offer; the possibility that competing offers will be made; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring the Company to pay a termination fee pursuant to the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; unanticipated difficulties or expenditures relating to the proposed transaction; the response of business partners to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the possibility that the milestone payment related to the CVR will never be achieved and that no milestone payment may be made; the risk that any equityholder litigation in connection with the proposed transactions may result in significant costs of defense, indemnification and liability; Lisata’s ability to successfully demonstrate the efficacy and safety of its product candidates, and the preclinical or clinical results for its product candidates, which may not support further development of such product candidates; comments, feedback and actions of regulatory agencies; Lisata’s dependence on the successful clinical development, regulatory approval and commercialization of its product candidates; the inherent uncertainties associated with developing new products or technologies and operating as clinical stage company; the Company’s cash sufficiency and runway; and other risks identified in Lisata’s SEC filings, including Lisata’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and subsequent filings with the SEC. Lisata cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The forward-looking statements in this document speak only as of the date of this document. Lisata undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law.

Contact:
Media and Investors:
Lisata Therapeutics
John Menditto
Vice President, Investor Relations and Corporate Communications
Phone: 908-842-0084
Email: jmenditto@lisata.com

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